UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2010

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On March 19, 2010, the Board of Directors (the “Board”) elected Jonathan Byrnes to serve as a non-employee director of MSC Industrial Direct Co., Inc. (the “Company”), increasing the size of the Board from 7 to 8 members.  Mr. Byrnes will serve as a member of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board.  There is no arrangement or understanding between Mr. Byrnes and any other person pursuant to which Mr. Byrnes was elected as a director of the Company.  There have been no transactions involving the Company or any of its subsidiaries in which Mr. Byrnes has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation policies, Mr. Byrnes will be entitled to receive: (i) a retainer for service on the Board of $42,000 per year; (ii) a fee for attendance at a Board meeting of $2,000 per meeting; (iii) a fee for attendance at a committee meeting of $1,700 per meeting; and (iv) an annual grant of restricted shares of the Company’s Class A common stock consisting of such number of shares having an aggregate fair market value of $80,000 on the date of grant to Mr. Byrnes upon his election or reelection to our Board.  50% of such restricted shares will vest on the first anniversary of the date of grant and 50% will vest on the second anniversary of the date of grant.  The number of restricted shares that Mr. Byrnes will receive in connection with his initial election to the Board will be pro-rated to reflect the fact that Mr. Byrnes was elected to the Board between annual shareholders’ meetings.  Director compensation is paid quarterly in arrears.  The retainer fee payable to Mr. Byrnes will be pro-rated to reflect the number of days actually served in any quarter in which Mr. Byrnes serves less than the full quarter.  The Company will reimburse Mr. Byrnes for reasonable out-of-pocket expenses incurred in connection with attending in-person Board or committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the Company.

The foregoing description of the Company’s non-employee directors’ compensation programs is qualified by reference to the description included in the definitive proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 4, 2009.

On March 22, 2010, the Company issued a press release announcing Mr. Byrnes’ election, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits:

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 22, 2010, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: March 23, 2010	By:	/s/ Shelley M. Boxer
	Name:	Shelley M. Boxer
	Title:	Vice President, Finance

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 22, 2010, issued by MSC Industrial Direct Co., Inc.